PURCHASE AND SALE AGREEMENT






                                     BETWEEN

                              QUARTZ VENTURES, INC.

                                       AND

                                  DAVID HEYMAN
















                   Dated as of the 15th day of January, 2007



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                           PURCHASE AND SALE AGREEMENT

 THIS AGREEMENT made as of the 15th day of January, 2007

 AMONG:

         QUARTZ VENTURES, INC., a company existing under the laws of The State of Nevada and having its head office at 2215 Alder Slreet. Vancouver, British Columbia. V6II2R8: ("Buyer")

AND:

         DAVID HEYMAN, of 6964A 224th Street, Langley, British Columbia., V2Y 2K5; ("Vendor")

WHEREAS:

A. The Vendor owns a 100% interest in two mineral exploration claims located in the Alberni Mining Division, BC;

B. The Vendor wishes to sell and Buyer wishes to purchase a 100% interest in the Property on the terms and conditions contained in this Agreement.

In consideration of the premises, covenants and agreements contained in this Agreement, (he parties covenant and agree each with the other as follows:

1.       INTERPRETATION

1.1      Definitions

For the purposes of this Agreement and the recitals in and Schedule to this Agreement, unless the context otherwise requires, the following words and phrases will have the meanings indicated below:

     (a) "Agreement" means this Agreement including the Schedule hereto, which are incorporated by Ihis reference, as amended and supplemented;

     (b) "Property" means, the two mining claims located in, Albemi Mining Division. BC as described in Schedule 1 hereto;

     (c) "Purchase Price" means, the $8*000 purchase price for the Property as contemplated in this Agreement:

     (d) "Vendor" means David Heyman;

     (e) "Buyer" means. Quartz Ventures, Inc., a company incorporated and existing under the laws of Nevada:

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1.2      INTERPRETATION

In this Agreement, except as otherwise expressed or provided or as (he context otherwise requires:

     (a) the headings and captions are provided for convenience only and will not form a part of this Agreement, and will not be used to interpret, define or limit the scope, extern or intent of this Agreement or any of its provisions; and

     (b) a reference to time or date is to the local time or date in Vancouver, BC, unless specifically indicated otherwise;

1.3      AMENDMENT

No amendment, waiver, termination or variation of the terms, conditions, warranties, covenants, agreements and undertakings set out herein wilt be of any force or effect unless the same is reduced to writing duly executed by all parties hereto in the same manner and with the same formality as this Agreement is executed.

1.4      WAIVER

No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar) and no waiver will constitute a continuing waiver unless otherwise expressly provided.

1.5      SCHEDULE

The following Schedule arc attached hereto and form A part hereof;

            SCHEDULE    SUBJECT

                1        Description of Property

1.6      CURRENCY

All dollar ($) references in Ihis Agreement arc to United States dollars.

2.       PURCHASE AND SALE

2.1      Purchase and Sale

Subject to the terms and conditions of this Agreemeni and based on the representations and warranties contained in this Agreement, Buyer hereby offers to purchase the Property from the Vendor and the Vendor hereby agrees to sell the Property to Buyer.


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2.2      CONSIDERATION

In consideration for the sale by the Vendor to Buyer of the Property, Buyer will pay the Purchase Price for the Property to the Vendor on the Closing date.

3.       REPRESENTATION S AND WARRANTIES

3.1      REPRESENTATIONS AND WARRANTIES Of The Vendor

The Vendor represents and warrants lo and in favour of (he Buyer as follows and acknowledges that Buyer is relying upon such representations and warranties in con sum mating the transactions contemplated by this Agreement:

     (a) This Agreement has been duly executed and delivered by the Vendor and constitutes a valid and binding obligation of the Vendor in accordance with its terms;

     (b) Schedule 1 hereto contains an accurate and complete description of the Property;

     (c) No person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Vendor of any interest in the Property;

     (d) The entering into, execution, delivery and performance by the Vendor of this Agreement will not violate or contravene or conflict with or result in a breach of or default or give rise to any right of termination, acceleration, cancellation or modification under any of the terms and conditions of any contract, agreement, commitment, arrangement or understanding pursuant to which the Vendor holds or has acquired its interest in the Property or any other contract, agreement, commitment, arrangement, understanding or restriction, written or oral, to which the Vendor is a parry-' or by which it is bound;

     (e) To the best of the knowledge of the Vendor after due enquiry, there are no legal conflicts of any nature and no investigations or legal or administrative affairs pending against the Vendor in connection wilh the Property or for any other cause and there is no pending or threatened decree, decision, sentence, injunction, order or award of any court, arbitral tribunal or governmental authority or any action, procedure, arbitration, administrative or judicial investigation, actual or threatened, with respect to the Vendor or the Property:

     (f) The Vendor holds the right to deliver all right, title and interest in and to the Property, and the Property is free of any lien, claim, pledge, privilege, levy, lease, sublease or rights of any person and other than government royalties, government work requirements and other conditions imposed by a governmental authority;

3.2      REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer  represents  and  warrants  to and in favour of the Vendor as follows  and
acknowledges  that  Ihc  Vendor  are  relying  upon  such   representalions  and
warranties in consummating the transactions contemplated by ihis Agreement:

     (a) Buyer is a corporation duly incorporated and validly subsisting and in good standing in the State of Nevada;

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     (b) Buyer  has the  corporate  power  and  authority  to  enter  into  this
         Agreement and to perform its obligations hereunder;

     (c) The execution and delivery of this Agreement and the completion of the transactions contemplated herein will constitute a valid and binding obligation of Huyer enforceable against it in accordance with its terms:

     (d) The entering into, execution, delivery and performance by the Buyer of this Agreement will not violate or contravene or conflict with or result in a breach of or default or give rise to any right of termination, acceleration, cancellation or modification under any of the terms and conditions of any contract, agreement, commitment, arrangement, understanding or restriction, written or oral, to which Buyer is a party or by which it is bound or under the constating documents or directors' or shareholders* resolutions of Buyer;

4.       CLOSING

4.1      TIME AND PLACE OF CLOSING

The closing ("Closing") of this Agreement will take place at the offices of Buyer at 2:00 p.m. (BC time) on January 15th 2007.

4.2      CLOSING DOCUMENTS

At Closing, the parties hereto will table the following documents;

     (a) Documents of The Vendor: The Vendor will table for delivery to Buyer title transfer documents relating to the Property in a form acceptable to Buyer's legal counsel.

     (b) DOCUMENTS OF BUYER. Buyer will table for delivery to the Vendor a certified check, or a check issued from an attorney's trust account for $8,000 made payable to the Vendor.

5.       TERMINATION

5.1      MUTUAL TERMINATION

This Agreement may, prior to Closing, be terminated by the parties hereto by mutual agreement in writing notwithstanding anything contained herein.

6.       GENERAL  PROVISIONS

6.1      Time of  Essence

Time is and will be of the essence of each and every provision of this Agreement.

6.2      FINDER'S FEES AND BROKERS' COMMISSION

Each of the parties hereto represents to the other that it has not incurred any liability for any iinders' fee or brokers' commission in connection with the execution of this Agreement or the consummation of the transactions contemplated herein.

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6.3      EXPENSES

Buyer will be responsible for all fees and expenses in connection with the preparation, execution and delivery of this Agreement and the preparation and completion of all other agreements, documents, approvals and transactions contemplated by this Agreement.

6.4      FURTHER ASSURANCES

Each of the parties  hereto  will,  wheLher  before or after  Closing and at the expense of Buyer, execute and deliver all such further documents and instruments, give all such further assurances, and do all such acts and things as may reasonably be required to carry out the full intent and meaning of this Agreement.

6.5      ENTIRE AGREeMENT

This Agreement and the Schedule hereto contain the whole agreement among the parties hereto in respect of the subject matter hereof and supersedes and replaces all prior negotiations, communications and correspondence between the parties hereto. There are no warranties, representations, terms, conditions or collateral agreements, express or implied, statutory or otherwise, among the Vendor and Buyer other than as expressly set forth in this Agreement and the Schedule hereto.

6.6      ENUREMENT

This Agreement will enure to the benefit of and be binding upon each of the parties hereto and their respective successors, liquidators and permitted assigns.

6.7      Assignment

No party hereto may assign any of its right, title or interest in, to or under Ihis Agreement, nor will any such purported assignment be valid amongst the parties hereto, except with the prior written consent of all parties hereto, such consent not to be unreasonably withheld.

6.S      GOVERNING LAW

This Agreement will be construed and interpreted in accordance with the laws of the Province of Ontario, Canada and the laws of Canada applicable therein.

6.9      NOTICES

All notices, payments, and other required communications ("Notices'") to the parties hereto shall be in writing and shall be addressed respectively at their addresses first noted above. All notices shall be given (i) by personal delivery to the parry by leaving a copy at the place specified for notice with a receptionist or an apparently responsible individual, or (ii) by electronic facsimile communication. All notices will be effective and will be deemed delivered (i) if by persona] delivery, on the date of delivery if delivered during normal business hours and. if not delivered during normal business hours, on the next business day following delivery, and (ii) if by electronic communication, on the next business day following receipt of the electronic communication. A party hereto may change its address for notice by notice to the other party.

6.10     COUNTERPARTS

This Agreement, and any certificates or other writing delivered in connection herewith, may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same

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instrument.  The execution of this  Agreement and any other writing by any party hereto or thereto will not become effective until counterparts hereof or or therof, as the case may be, have been executed by all the parties hereto or thereto, and executed copies delivered for each party who is a party hereto or thereto. Such delivery may be made by facsimile transmission of the execution page or pages hereof or thereof to each of the other parties by the party signing the particular counterpart, provided that forthwith after such facsimile transmission, an originally executed execution page or pages is forwarded by prepaid express courier to the other party by the party signing the particular counterpart.

The parties herein have executed and delivered this Agreement as of the date first, written above.

QUARTZ VENTURES INC


Per: __________________________
     Glenn Ennis, President


     /s/ DAVID HEYMAN
     __________________________
         David Heyman



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6.10     COUNTERPARTS

This Agreement, and any certificates or other writing delivered in connection herewith, may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same instrument. The execution of this Agreement and any other writing by any party hereto or thereto will not become effective until counterparts hereof or or therof, as the case may be, have been executed by all the parties hereto or thereto, and executed copies delivered for each party who is a party hereto or thereto. Such delivery may be made by facsimile transmission of the execution page or pages hereof or thereof to each of the other parties by the party signing the particular counterpart, provided that forthwith after such facsimile transmission, an originally executed execution page or pages is forwarded by prepaid express courier to the other party by the party signing the particular counterpart.

The parties herein have executed and delivered this Agreement as of the date first, written above.

QUARTZ VENTURES INC


Per: /s/ GLENN ENNIS
     __________________________
     Glenn Ennis, President



     __________________________
         David Heyman




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                                   Schedule 1

                            Description of Property



CLAIM NAME                     MINING DIVISION                 TENURE NUMBER

Horse's Wilher                       Albemi                         548275
Fetlock                              Albemi                         549813









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                                       QUARTZ VENTURES.

                MINUTES OF A MEETING OF THE SOLE DIRECTOR OF THE
                COMPANY HELD ON JANUARY 15, 2007 AT 2215 ALDER STREET, VANCOUVER, BRITISH COLUMBIA


Present:      Glenn Ennis

Glenn Ennis took the chair and acted as the Recording Secretary of the Meeting.

MINERAL PROPERTY PURCHASE AGREEMENT

                  WHEREAS the Company wishes to enter into a Mineral Property Purchase Agreement to acquire a 100% interest in two mineral exploration claims located in the Alberni Mining Division. BC for consideration of $ 8,000 payable to David Heyman, the vendor;

                  AND WHEREAS the sole director of the Company present at the meeting has reviewed a copy of the proposed purchase agreement;

UPON MOTION duly made it was;

RESOLVED that:

1. The sole diretor of the Company hereby approve the Company's execution of the property purchase agreement between the Company and David Heyman, respecting the Property upon the terms as set out in the form of agreement presented to the meeting;

2. The Company pay a sum of US$8,000 to David Hcyman in accordance with the property purchase agreement

3. The President of the Company or any one Director be and the same are hereby authorized to sign any and all documentation necessary to complete this transaction, including the agreement.


TERMINATION OF MEETING

UPON MOTION, If WAS RESOLVED that the Meeting terminate.